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                                                                    EXHIBIT 23.1


                           CONSENT OF STEPHENS INC.



        We hereby consent to the inclusion of our opinion letter dated November 15, 1996 to the Board of Directors of NationsBank Corporation ("NationsBank") as an annex to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Boatmen's Bancshares, Inc. with and into a wholly owned subsidiary of NationsBank and to the references to such opinion under "Summary - Opinion of NationsBank's Financial Advisor", "The Merger - Reasons of NationsBank for the Merger" and "The Merger - Opinion of NationsBank's Financial Advisor", in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,


                                                /s/ Stephens Inc.
November 15, 1996                               Stephens Inc.